Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE		4 West Second Street
Contact:	Douglas Ian Shaw
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES THIRD QUARTER EARNINGS

Riverhead, New York, October 15, 2004 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the third quarter of 2004. Net income for the quarter was $5,207,000, off 3.0 percent from $5,367,000 posted during the same period last year. Earnings-per-share for the quarter were $0.48, down from $0.49 in the comparable period of 2003. Net income for the year to date was $15,104,000, a decline of 4.6 percent from $15,837,000 posted during the same period last year. Earnings-per-share for the year to date were $1.39 compared to $1.43, down 2.8 percent. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “There are two key points to understanding Suffolk’s performance during the past quarter in comparison to the previous year. The first is the continued compression of margin as a result of historically low interest rates, reflected in our net interest margin which declined by 12 basis points from the same quarter last year. As an asset-sensitive bank, where our loans and investments reprice upward faster than our funding, we are heartened by cumulative increases of 75 basis points in the Federal Funds rate, and we look forward to its contribution to our margin. The second point is a substantial decline in balances of indirect automobile loans year to year, a development we had anticipated and planned for during the past several years as the captive finance companies of major automobile manufacturers have used loan incentive programs to generate sales. All other categories of loans as a group, including commercial, commercial real estate, construction, and home equity loans grew by 10.3 percent from the prior year, and demonstrate Suffolk’s capacity to offset indirect loan runoff in the short and intermediate term, and to expand the portfolio in the long run. Variances from the prior period in various measures of asset-quality continue to stem primarily from a single credit now in workout, and which was disclosed in a previous earnings release.”

He went on to say, “Our funding mix continues to improve with demand balances, and less expensive non-maturity time deposits increasing by 4.6 and 3.9 percent respectively, while more expensive time certificates of $100,000 or more and other time deposits have declined by 17.3 and 12.9 percent, leaving deposit balances approximately the same. The main factor influencing non-interest income in comparison to the same period of 2003 is a securities gain in the third quarter of 2003 when interest rates warranted, not repeated in this quarter as Suffolk sells securities primarily to reposition the portfolio for better long-term performance, and not for short-term gain. Non-interest expense was again managed tightly, resulting in a 30 basis point reduction from the prior year.”

Mr. Kohlmann concluded, “Our balance sheet is actually better diversified than it has been in the past, with a variety of sources of revenue, and modestly priced funding. We look forward to taking advantage of this base to build our relationships with both commercial customers and retail consumers in branch offices throughout Suffolk County, New York.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
October 15, 2004

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Q 2004	3rd Q 2003	Change	9 Mos. 2004	9 Mos. 2003	Change
EARNINGS
Net Income	$5,207	$5,367	(3.0)%	$15,104	$15,837	(4.6)%
Net Interest Income	15,241	14,955	1.9%	45,267	45,863	(1.3)%
Earnings-Per-Share - Basic	0.48	0.49	(2.0)%	1.39	1.43	(2.8)%
Cash Dividends-Per-Share	0.19	0.19	0.0%	0.57	0.57	0.0%

AVERAGE BALANCES
Average Assets	1,365,842	1,313,868	4.0%	1,357,225	1,292,057	5.0%
Average Net Loans	814,143	809,452	0.6%	821,515	800,381	2.6%
Average Investment Securities	414,060	357,346	15.9%	394,216	364,317	8.2%
Average Deposits	1,243,779	1,202,352	3.4%	1,219,578	1,169,463	4.3%
Average Equity	99,750	94,180	5.9%	99,280	97,650	1.7%

RATIOS
Return on Average Equity	20.88%	22.79%	(8.4)%	20.28%	21.62%	(6.2)%
Return on Average Assets	1.52%	1.63%	(6.7)%	1.48%	1.63%	(9.2)%
Average Equity/Assets	7.30%	7.17%	1.8%	7.31%	7.56%	(3.3)%
Net Interest Margin (FTE)	4.85%	4.97%	(2.4)%	4.89%	5.17%	(5.4)%
Efficiency Ratio	50.35%	49.82%	1.1%	50.46%	50.27%	0.4%
Tier 1 Leverage Ratio Sept. 30	7.35%	6.95%	5.8%
Tier 1 Risk-based Capital Ratio Sept. 30	10.72%	9.76%	9.8%
Total Risk-based Capital Ratio Sept. 30	11.58%	10.68%	8.4%

ASSET QUALITY
during period:
Net (Recoveries) Charge-offs	$2,097	$325	545.2%	$2,319	$856	170.9%
Net Charge-offs/Average Net Loans (annual)	1.03%	0.16%	543.8%	0.38%	0.14%	171.4%
at end of period:
Non-accrual & Restructured Loans	$1,888	$1,038	81.9%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	1,888	1,038	81.9%
Allowance/Non-performing Assets	422.67%	824.57%	(48.7)%
Allowance/Loans, Net of Discount	0.98%	1.03%	(4.9)%
Net Loans/Deposits	65.16%	66.45%	(1.9)%

EQUITY
Shares Outstanding	10,851,337	10,943,652	(0.8)%
Common Equity	$104,287	$99,283	5.0%
Book Value Per Common Share	9.61	9.07	6.0%
Tangible Common Equity	103,473	98,469	5.1%
Tangible Book Value Per Common Share	9.54	9.00	6.0%

LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	155,624	155,929	(0.2)%
Commercial Real Estate Mortgages	252,799	214,370	17.9%
Real Estate - Construction Loans	46,164	35,227	31.0%
Residential Mortgages (1st and 2nd Liens)	115,211	116,889	(1.4)%
Home Equity Loans	70,968	58,446	21.4%
Consumer Loans	175,231	246,066	(28.8)%
Other Loans	597	680	(12.2)%

Total Loans (Net of Unearned Discounts)	$816,594	$827,607	(1.3)%

PRESS RELEASE
October 15, 2004

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,
	2004	2003	Change
ASSETS
Cash & Due From Banks	$46,567	$75,718	(38.5)%
Federal Funds Sold	23,500	31,800	(26.1)%
Investment Securities:
Available for Sale, at Fair Value	421,897	363,733	16.0%
Obligations of States & Political Subdivisions	11,275	9,911	13.8%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	1,823	1,535	18.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	435,733	375,917	15.9%

Total Loans	816,594	827,607	(1.3)%
Allowance for Loan Losses	7,980	8,559	(6.8)%

Net Loans	808,614	819,048	(1.3)%

Premises & Equipment, Net	22,781	22,499	1.3%
Accrued Interest Receivable, Net	5,912	5,095	16.0%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	20,283	22,123	(8.3)%

TOTAL ASSETS	$1,364,204	$1,353,014	0.8%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$404,285	$386,594	4.6%
Saving, N.O.W. & Money Market Deposits	624,807	601,299	3.9%
Time Certificates of $100,000 or More	19,144	23,156	(17.3)%
Other Time Deposits	192,799	221,467	(12.9)%

Total Deposits	1,241,035	1,232,516	0.7%

Dividend Payable on Common Stock	2,063	2,079	(0.8)%
Accrued Interest Payable	718	865	(17.0)%
Other Liabilities	16,101	18,271	(11.9)%

TOTAL LIABILITIES	1,259,917	1,253,731	0.5%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,851,337 and 10,943,652 shares outstanding at September 30, 2004 and 2003, respectively)	33,884	33,858	0.1%
Surplus	19,440	19,300	0.7%
Treasury Stock at Par (2,702,399 and 2,599,766 shares, respectively)	(6,756)	(6,499)	4.0%
Retained Earnings	54,741	45,559	20.2%

	101,309	92,218	9.9%

Accumulated Other Comprehensive Income, Net of Tax	2,978	7,065	(57.8)%

TOTAL STOCKHOLDERS’ EQUITY	104,287	99,283	5.0%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,364,204	$1,353,014	0.8%

PRESS RELEASE
October 15, 2004

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	9/30/04	9/30/03	Change	2004	2003	Change
INTEREST INCOME
Federal Funds Sold	$136	$109	24.8%	$223	$191	16.8%
United States Treasury Securities	104	104	0.0%	312	312	0.0%
Obligations of States & Political Subdivisions	256	148	73.0%	647	401	61.3%
Mortgage-Backed Securities	2,694	2,223	21.2%	7,680	8,059	(4.7)%
U.S. Government Agency Obligations	1,095	963	13.7%	3,139	2,614	20.1%
Corporate Bonds & Other Securities	21	14	50.0%	59	85	(30.6)%
Loans	12,778	13,619	(6.2)%	38,750	42,034	(7.8)%

Total Interest Income	17,084	17,180	(0.6)%	50,810	53,696	(5.4)%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	724	777	(6.8)%	2,034	3,003	(32.3)%
Time Certificates of $100,000 or more	88	115	(23.5)%	270	376	(28.2)%
Other Time Deposits	1,031	1,332	(22.6)%	3,199	4,409	(27.4)%
Federal Funds Purchased	—	—	0.0%	—	12	(100.0)%
Interest on Other Borrowings	—	1	(100.0)%	40	33	21.2%

Total Interest Expense	1,843	2,225	(17.2)%	5,543	7,833	(29.2)%

Net-interest Income	15,241	14,955	1.9%	45,267	45,863	(1.3)%
Provision for Loan Losses	225	180	25.0%	1,748	720	142.8%

Net-interest Income After Provision	15,016	14,775	1.6%	43,519	45,143	(3.6)%

OTHER INCOME
Service Charges on Deposit Accounts	1,412	1,380	2.3%	4,239	4,280	(1.0)%
Other Service Charges, Commissions & Fees	698	739	(5.5)%	1,916	1,858	3.1%
Fiduciary Fees	303	312	(2.9)%	924	875	5.6%
Net Securities Gains	—	464	(100.0)%	1,219	464	162.7%
Other Operating Income	201	246	(18.3)%	542	929	(41.7)%

Total Other Income	2,614	3,141	(16.8)%	8,840	8,406	5.2%

OTHER EXPENSE
Salaries & Employee Benefits	5,358	5,544	(3.4)%	16,206	16,330	(0.8)%
Net Occupancy Expense	669	668	0.1%	2,351	2,220	5.9%
Equipment Expense	537	480	11.9%	1,617	1,675	(3.5)%
Other Operating Expense	2,426	2,324	4.4%	7,126	7,058	1.0%

Total Other Expense	8,990	9,016	(0.3)%	27,300	27,283	0.1%

Income Before Provision for Income Taxes	8,640	8,900	(2.9)%	25,059	26,266	(4.6)%
Provision for Income Taxes	3,433	3,533	(2.8)%	9,955	10,429	(4.5)%

NET INCOME	$5,207	$5,367	(3.0)%	$15,104	$15,837	(4.6)%

Average: Common Shares Outstanding	10,867,334	10,967,478	(0.9)%	10,894,156	11,105,303	(1.9)%
Dilutive Stock Options	30,892	39,567	(21.9)%	33,539	38,327	(12.5)%

Average Total	10,898,226	11,007,045	(1.0)%	10,927,695	11,143,630	(1.9)%

EARNINGS PER COMMON SHARE
Basic	$0.48	$0.49	(2.0)%	$1.39	$1.43	(2.8)%
Diluted	$0.48	$0.49	(2.0)%	$1.38	$1.42	(2.8)%